(h)(8)(i)

AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment to the Fund of Funds Investment Agreement (the “Amendment”), dated as of July 15, 2025, is made among Voya Equity Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio, Voya Partners, Inc., and Voya Separate Portfolios Trust, on behalf of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust, on behalf of each of its series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each of Voya Equity Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio, Voya Partners, Inc., and Voya Separate Portfolios Trust, SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust (the “Parties”) are parties to the Fund of Funds Investment Agreement (the “Agreement”) dated October 5, 2022; and

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

Notwithstanding anything to the contrary in the Agreement, until August 29, any Acquiring Fund that was not listed on the Schedule A in effect immediately prior to this Amendment No. 1 is prohibited from making an initial acquisition of shares of any Acquired Fund in excess of the Section 12(d)(1)(A)(i) limits of the 1940 Act.

2.Schedule B to the Agreement is hereby replaced in its entirety with the Schedule B attached hereto.

3.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

4.All other terms, conditions, provisions, and sections of the Agreement shall remain in full force and effect.

5.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS SSGA ACTIVE TRUST

(each on behalf of their series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter________________
Name:	Ann M. Carpenter__________________
Title:	President__________________________

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Voya Equity Trust

Voya Investors Trust

Voya Intermediate Bond Portfolio Voya Partners, Inc.

Voya Separate Portfolios Trust

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Erica McKenna_________________________

Name: Erica McKenna

Title: Vice President

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Voya Equity Trust

VOYA GLOBAL INCOME & GROWTH FUND (formerly, VOYA GLOBAL MULTI-ASSET FUND)

Voya Investors Trust

VOYA BALANCED INCOME PORTFOLIO VOYA GLOBAL PERSPECTIVES PORTFOLIO

VOYA RETIREMENT AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT GROWTH PORTFOLIO)

VOYA RETIREMENT CONSERVATIVE PORTFOLIO VOYA RETIREMENT MODERATE PORTFOLIO

VOYA RETIREMENT MODERATELY AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT MODERATE GROWTH PORTFOLIO)

Voya Intermediate Bond Portfolio

VOYA INTERMEDIATE BOND PORTFOLIO

Voya Partners, Inc.

VOYA GLOBAL BOND PORTFOLIO

VOYA INDEX SOLUTION 2025 PORTFOLIO

VOYA INDEX SOLUTION 2030 PORTFOLIO

VOYA INDEX SOLUTION 2035 PORTFOLIO

VOYA INDEX SOLUTION 2040 PORTFOLIO

VOYA INDEX SOLUTION 2045 PORTFOLIO

VOYA INDEX SOLUTION 2050 PORTFOLIO

VOYA INDEX SOLUTION 2055 PORTFOLIO

VOYA INDEX SOLUTION 2060 PORTFOLIO

VOYA INDEX SOLUTION 2065 PORTFOLIO

VOYA INDEX SOLUTION 2070 PORTFOLIO (added on 7/15/25)

VOYA INDEX SOLUTION INCOME PORTFOLIO

VOYA SOLUTION 2025 PORTFOLIO

VOYA SOLUTION 2030 PORTFOLIO

VOYA SOLUTION 2035 PORTFOLIO

VOYA SOLUTION 2040 PORTFOLIO

VOYA SOLUTION 2045 PORTFOLIO

VOYA SOLUTION 2050 PORTFOLIO

VOYA SOLUTION 2055 PORTFOLIO

VOYA SOLUTION 2060 PORTFOLIO

VOYA SOLUTION 2065 PORTFOLIO

VOYA SOLUTION 2070 PORTFOLIO (added on 7/15/25)

VOYA SOLUTION AGGRESSIVE PORTFOLIO VOYA SOLUTION CONSERVATIVE PORTFOLIO VOYA SOLUTION INCOME PORTFOLIO

VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO

Voya Separate Portfolios Trust

VOYA TARGET IN-RETIREMENT FUND

VOYA TARGET RETIREMENT 2025 FUND

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND

VOYA TARGET RETIREMENT 2065 FUND

VOYA TARGET RETIREMENT 2070 FUND (added on 7/15/25)